Exhibit 10.2

FORM OF BACKSTOP SUBSCRIPTION AGREEMENT

This BACKSTOP SUBSCRIPTION AGREEMENT (this “Backstop Subscription Agreement”) is entered into on January 7, 2021, by and between ACE Convergence Acquisition Corp., a Cayman Islands exempted company (“Issuer”), and the undersigned subscriber (the “Backstop Investor”).

WHEREAS, this Backstop Subscription Agreement is being entered into in connection with the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Issuer, Achronix Semiconductor Corporation, a Delaware corporation (the “Company”), ACE Convergence Subsidiary, Inc., a Delaware corporation (“Merger Sub”), and the other parties thereto, pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly owned subsidiary of Issuer, and then the Company, as such surviving company, will merge with and into Issuer, with Issuer as the surviving company in the merger, on the terms and subject to the conditions therein (such mergers, collectively, the “Transaction”);

WHEREAS, prior to the closing of the Transaction (and as more fully described in the Transaction Agreement), Issuer will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”);

WHEREAS, in connection with the Transaction, and subject to the limitations set forth in Section 1 hereof, Issuer is seeking the commitment from the Backstop Investor to purchase, following the Domestication and prior to the closing of the Transaction, shares of Issuer’s Class A common stock, par value $0.001 per share, as such shares will exist as common stock following the Domestication (the “Backstop Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”) to backstop certain redemptions by Company shareholders;

WHEREAS, the aggregate purchase price to be paid by the Backstop Investor for the subscribed Backstop Shares pursuant to Section 1 hereof is referred to herein as the “Subscription Amount”; and

WHEREAS, substantially concurrently with the execution of this Backstop Subscription Agreement, Issuer is entering into separate subscription agreements (collectively, the “Other Subscription Agreements”) with certain other investors (the “Other Investors”) (other than pursuant to this Backstop Subscription Agreement) with an aggregate purchase price of $150,000,000.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Backstop Investor and Issuer acknowledges and agrees as follows:

1.             Subscription. Subject to the terms and conditions set forth in this Agreement, in the event that any holder of the Issuer's ordinary shares, contemporaneously with or prior to the vote of the Issuer's shareholders in the extraordinary general meeting of the Issuer to approve the Transaction, elects to have such holder’s ordinary shares redeemed by the Issuer, the Backstop Investor hereby irrevocably subscribes for and agrees to purchase from the Issuer, at the Per Share Subscription Price, up to the lesser of (x) 5,000,000 Backstop Shares, and (y) the aggregate number of Backstop Shares with a Subscription Amount equal to the shortfall in the Minimum Available Acquiror Cash Amount (as defined in the Transaction Agreement) immediately prior to the consummation of the Transaction, and the Issuer agrees to sell such Backstop Shares to the Backstop Investor at the Per Share Subscription Price. The Backstop Investor acknowledges and agrees that, as a result of the Domestication, the Backstop Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

2.             Closing. The closing of the sale of the Backstop Shares contemplated hereby (the “Closing”) shall occur on the closing date (the “Closing Date”) and is expected to occur substantially concurrent with the consummation of the Transaction. Subject to the satisfaction or waiver of the conditions set forth in this Section 2 and in Section 3 below, upon delivery of written notice from (or on behalf of) Issuer to the Backstop Investor (the “Closing Notice”), that Issuer reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Closing Date that is not less than ten (10) business days from the date on which the Closing Notice is delivered to the Backstop Investor, the Backstop Investor shall deliver to Issuer, on the expected Closing Date specified in the Closing Notice, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Issuer in the Closing Notice. On the Closing Date and prior to the release of the Subscription Amount by the Backstop Investor, Issuer shall issue the Backstop Shares against payment of the Subscription Amount to the Backstop Investor and cause the Backstop Shares to be registered in book entry form in the name of the Backstop Investor on Issuer’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Backstop Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to the Backstop Investor evidence of such issuance from Issuer’s transfer agent. For purposes of this Backstop Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands (for so long as Issuer remains domiciled in Cayman Islands) are authorized or required by law to close. Prior to or at the Closing, Backstop Investor shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the consummation of the Transaction does not occur within two (2) business days after the Closing Date under this Backstop Subscription Agreement, Issuer shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Backstop Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Backstop Investor, and any book-entries for the Backstop Shares shall be deemed repurchased and cancelled; provided that, unless this Backstop Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Backstop Subscription Agreement or relieve the Backstop Investor of its obligation to purchase the Backstop Shares at the Closing.

3.            Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Backstop Shares pursuant to this Backstop Subscription Agreement is subject to the following conditions: (a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Backstop Shares under this Backstop Subscription Agreement; (b) the terms of the Transaction Agreement (including the conditions thereto) shall not have been amended or waived in a manner that is materially adverse to the Backstop Investor (in its capacity as such); and (c)(i) solely with respect to the Backstop Investor’s obligation to close, the representations and warranties made by Issuer, and (ii) solely with respect to Issuer’s obligation to close, the representations and warranties made by the Backstop Investor, in each case, in this Backstop Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties contained in Section 5(n) below or qualified by materiality, Material Adverse Effect or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transactions.

4.             Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Backstop Subscription Agreement.

5.             Issuer Representations and Warranties. Issuer represents and warrants to the Backstop Investor that:

(a)           Issuer is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Backstop Subscription Agreement. As of the Closing Date, following the Domestication, Issuer will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

(b)           As of the Closing Date, the Backstop Shares will be duly authorized and, when issued and delivered to the Backstop Investor against full payment therefor in accordance with the terms of this Backstop Subscription Agreement, the Backstop Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Issuer’s certificate of incorporation (as in effect at such time of issuance), by contract or under the Delaware General Corporation Law.

(c)           This Backstop Subscription Agreement has been duly authorized, executed and delivered by Issuer and, assuming that this Backstop Subscription Agreement constitutes the valid and binding agreement of the Backstop Investor, this Backstop Subscription Agreement is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)           The execution and delivery of, and the performance of the transactions contemplated by, this Backstop Subscription Agreement, including the issuance and sale by Issuer of the Backstop Shares pursuant to this Backstop Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Issuer or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its subsidiaries is bound or to which any of the property or assets of Issuer is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Issuer and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Backstop Shares or the legal authority of Issuer to comply in all material respects with its obligations under this Backstop Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Backstop Shares or the legal authority of Issuer to comply in all material respects with its obligations under this Backstop Subscription Agreement.

(e)           As of their respective filing dates, all reports required to be filed by Issuer with the U.S. Securities and Exchange Commission (the “SEC”) since July 24, 2020 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Issuer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Backstop Investor via the SEC’s EDGAR system. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(f)            Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Backstop Shares pursuant to this Backstop Subscription Agreement, other than (i)  filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 13 of this Backstop Subscription Agreement; (iv) those required by The Nasdaq Stock Market LLC, including with respect to obtaining approval of Issuer’s stockholders, and (v) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)           As of the date hereof, Issuer has not received and, to Issuer’s knowledge, there is not threatened any written communication from a governmental authority that alleges that Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(h)           Assuming the accuracy of the Backstop Investor’s representations and warranties set forth in Section 6 of this Backstop Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Backstop Shares by Issuer to the Backstop Investor.

(i)            Neither Issuer nor any person acting on its behalf has offered or sold the Backstop Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(j)            As of the date of this Backstop Subscription Agreement, the authorized capital stock of Issuer consists of (i) 500,000,000 Class A ordinary shares, (ii) 50,000,000 Class B ordinary shares and (iii) 5,000,000 preference shares, each with a par value of $0.0001 per share. As of the date of this Backstop Subscription Agreement, (A) 23,000,000 Class A ordinary shares of Issuer are issued and outstanding, (B) 5,750,000 Class B ordinary shares of Issuer are issued and outstanding, (C) 18,100,000 warrants to purchase Class A ordinary shares of Issuer are issued and outstanding, and (D) no preference shares are issued and outstanding. All (1) issued and outstanding Class A ordinary shares and Class B ordinary shares of Issuer have been duly authorized and validly issued, are fully paid and are nonassessable and are not subject to preemptive rights and (2) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, this Backstop Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Issuer any Class A ordinary shares, Class B ordinary shares or other equity interests in Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, Issuer has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which Issuer is a party or by which it is bound relating to the voting of any securities of Issuer, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

(k)           As of the date hereof, the issued and outstanding Class A ordinary shares of Issuer are registered pursuant to Section 12(b) of the Exchange Act. Following the Domestication, the Backstop Shares are expected to be registered under the Exchange Act. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Issuer, threatened against Issuer by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of Issuer’s Backstop Shares on Nasdaq or to deregister the Backstop Shares under the Exchange Act. Issuer has taken no action that is designed to terminate the registration of the Backstop Shares under the Exchange Act.

(l)            Issuer has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Backstop Subscription Agreement for which the undersigned could become liable. Other than the Placement Agents (as defined below), Issuer is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Backstop Shares.

(m)          Issuer is not, and immediately after receipt of payment for the Backstop Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)          Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, Issuer has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in Issuer (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of Issuer by existing securityholders of Issuer, which may be effectuated as a forfeiture to Issuer and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). Each of the Other Subscription Agreements related to the private placement of shares reflect the same Per Share Subscription Price. None of the Other Subscription Agreements includes terms and conditions that are materially more advantageous to any such other investor than the Backstop Investor hereunder, and such Other Subscription Agreements will not, and as of the Closing Date, have not been amended or modified in any material respect following the date of this Backstop Subscription Agreement.

(o)          Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Backstop Shares may be pledged by Backstop Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Backstop Investor effecting a pledge of Backstop Shares shall not be required to provide Issuer with any notice thereof; provided, however, that neither Issuer, the Company or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Backstop Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Issuer in all respects.

6.             Backstop Investor Representations and Warranties. The Backstop Investor represents and warrants to Issuer that:

(a)           The Backstop Investor (i) (A) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (B) is an Institutional Account as defined in FINRA Rule 4512(c) or (C) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including your participation in the Transaction, (ii) is acquiring the Backstop Shares only for its own account for investment purposes only and not for the account of others, or if the Backstop Investor is subscribing for the Backstop Shares as a fiduciary or agent for one or more investor accounts, the Backstop Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Backstop Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A) or any other jurisdiction. Accordingly, the undersigned understands that the offering of the Backstop Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(b)           The Backstop Investor has determined based on its own independent review and such professional advice as it deems appropriate that the Backstop Investor’s purchase of the Backstop Shares and participation in the Transaction (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under the Backstop Investor’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for the Backstop Investor, notwithstanding the substantial risks inherent in investing in or holding the Backstop Shares. The Backstop Investor is able to bear the substantial risks associated with its purchase of the Backstop Shares, including but not limited to loss of its entire investment therein.

(c)           The Backstop Investor acknowledges and agrees that the Backstop Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Backstop Shares have not been registered under the Securities Act and that Issuer is not required to register the Backstop Shares except as set forth in Section 7 of this Backstop Subscription Agreement. The Backstop Investor acknowledges and agrees that the Backstop Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Backstop Investor absent an effective registration statement under the Securities Act except (i) to Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entry records representing the Backstop Shares shall contain a restrictive legend to such effect. The Backstop Investor acknowledges and agrees that the Backstop Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Backstop Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Backstop Shares and may be required to bear the financial risk of an investment in the Backstop Shares for an indefinite period of time. The Backstop Investor acknowledges and agrees that the Backstop Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Backstop Shares. The Backstop Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Backstop Shares.

(d)          The Backstop Investor acknowledges and agrees that the Backstop Investor is purchasing the Backstop Shares from Issuer. The Backstop Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Backstop Investor by or on behalf of Issuer, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Issuer expressly set forth in Section 5 of this Backstop Subscription Agreement.

(e)           The Backstop Investor acknowledges and agrees that the Backstop Investor has received, reviewed and understood the offering materials made available to it in connection with the Transaction, and has received and has had an adequate opportunity to review, such financial and other information as the Backstop Investor deems necessary in order to make an investment decision with respect to the Backstop Shares, including, with respect to Issuer, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Backstop Investor acknowledges that it has reviewed Issuer’s filings with the SEC. The Backstop Investor acknowledges and agrees that the Backstop Investor and the Backstop Investor’s professional advisor(s), if any, have conducted and completed its own independent due diligence with respect to the Transaction and had the full opportunity to ask such questions, receive such answers and obtain such information as the Backstop Investor and such Backstop Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Backstop Shares. The undersigned further acknowledges that the information provided to the undersigned is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the undersigned’s obligation to purchase the Backstop Shares hereunder.

(f)            The Backstop Investor became aware of this offering of the Backstop Shares solely by means of direct contact between the Backstop Investor and Issuer, the Company or a representative of Issuer or the Company, and the Backstop Shares were offered to the Backstop Investor solely by direct contact between the Backstop Investor and Issuer, the Company or a representative of Issuer or the Company. The Backstop Investor did not become aware of this offering of the Backstop Shares, nor were the Backstop Shares offered to the Backstop Investor, by any other means. The Backstop Investor acknowledges that the Backstop Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Except for the representations, warranties and agreements of Issuer expressly set forth in Section 5 of this Backstop Subscription Agreement, Backstop Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice that it deems appropriate) with respect to the Transaction, the Backstop Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Based on such information as the Backstop Investor has deemed appropriate and without reliance upon the Placement Agents, the Backstop Investor has independently made its own analysis and decision to enter into the Transaction.

(g)           The Backstop Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Backstop Shares, including those set forth in Issuer’s filings with the SEC. The Backstop Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Backstop Shares, and the Backstop Investor has sought such accounting, legal and tax advice as the Backstop Investor has considered necessary to make an informed investment decision. The Backstop Investor acknowledges that Backstop Investor shall be responsible for any of the Backstop Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Backstop Subscription Agreement, and that neither Issuer nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Backstop Subscription Agreement.

(h)           Alone, or together with any professional advisor(s), the Backstop Investor has been furnished with all materials that it considers relevant to an investment in the Backstop Shares, has had a full opportunity to ask questions of and receive answers from Issuer or any person or persons acting on behalf of Issuer concerning the terms and conditions of an investment in the Backstop Shares, has adequately analyzed and fully considered the risks of an investment in the Backstop Shares and determined that the Backstop Shares are a suitable investment for the Backstop Investor and that the Backstop Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Backstop Investor’s investment in Issuer. The Backstop Investor acknowledges specifically that a possibility of total loss exists.

(i)            In making its decision to purchase the Backstop Shares, the Backstop Investor has relied solely upon independent investigation made by the Backstop Investor and the representations and warranties in Section 5. Without limiting the generality of the foregoing, the Backstop Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning Issuer, the Company, the Transaction, the Transaction Agreement, this Backstop Subscription Agreement or the transactions contemplated hereby or thereby, the Backstop Shares or the offer and sale of the Backstop Shares.

(j)            The Backstop Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Backstop Shares or made any findings or determination as to the fairness of this investment.

(k)           The Backstop Investor, if not a natural person, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Backstop Subscription Agreement.

(l)            The execution, delivery and performance by the Backstop Investor of this Backstop Subscription Agreement are within the powers of the Backstop Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Backstop Investor is a party or by which the Backstop Investor is bound, and, if the Backstop Investor is not a natural person, will not violate any provisions of the Backstop Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Backstop Investor on this Backstop Subscription Agreement is genuine, and the signatory, if the Backstop Investor is a natural person, has legal competence and capacity to execute the same or, if the Backstop Investor is not a natural person, the signatory has been duly authorized to execute the same, and, assuming that this Backstop Subscription Agreement constitutes the valid and binding agreement of Issuer, this Backstop Subscription Agreement constitutes a legal, valid and binding obligation of the Backstop Investor, enforceable against the Backstop Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m)          Neither the Backstop Investor nor, if the Backstop Investor is not a natural person, any of its managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established or located in, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Backstop Investor”). The Backstop Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Backstop Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Backstop Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Backstop Investor further represents that the funds held by the Backstop Investor and used to purchase the Backstop Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Backstop Investor.

(n)           If the Backstop Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Backstop Investor represents and warrants that (A) neither Issuer nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Backstop Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Backstop Investor’s investment in the Backstop Shares; and (B) its purchase of the Backstop Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o)           No disclosure or offering document has been prepared by J.P. Morgan Securities LLC and Barclays Capital Inc. (collectively, the “Placement Agents”) or any of their respective affiliates in connection with the offer and sale of the Backstop Shares.

(p)           In connection with the issue and purchase of the Backstop Shares, the Placement Agents have not acted as the undersigned’s financial advisor or fiduciary.

(q)           None of the Placement Agents, nor any of their respective affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has (a) made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transaction, (b) made any independent investigation with respect to Issuer, the Company or its subsidiaries or any of their respective businesses, or the Backstop Shares or the accuracy, completeness or adequacy of any information supplied to the Backstop Investor by Issuer, (c) any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transaction, and (d) any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Backstop Investors, Issuer, the Company or any other person or entity), whether in contract, tort or otherwise, to the Backstop Investor, or to any person claiming through the Backstop Investor, in respect of the Transaction.

(r)           In connection with the issue and purchase of the Backstop Shares, the Placement Agents are acting solely as placement agents to the Issuer in connection with the Transaction, and none of the Placement Agents, nor any of their respective affiliates, are acting as an underwriter or in any other capacity and is not and shall not be construed as a financial advisor or fiduciary for the Backstop Investor, the Issuer, the Company or any other person or entity in connection with the Transaction.

(s)           When required to deliver payment to Issuer pursuant to Section 2 above, the Backstop Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Backstop Shares pursuant to this Backstop Subscription Agreement.

(t)            The Backstop Investor acknowledges that the Placement Agents may have acquired, or may acquire, non-public information with respect to Issuer, which the Backstop Investor agrees, subject to requirements under applicable law, need not be provided to it.

7.             Registration Rights.

(a)           Issuer agrees that, within fifteen (15) business days following the Closing Date (such deadline, the “Filing Deadline”), Issuer will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if Issuer is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Backstop Shares acquired by the Backstop Investor pursuant to this Agreement which are eligible for registration (determined as of two business days prior to such submission or filing) (the “Registrable Backstop Shares”) and Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the filing date thereof if the SEC notifies Issuer that it will “review” the Registration Statement (including a limited review) and (ii) the 10th business day after the date Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that Issuer’s obligations to include the Registrable Backstop Shares in the Registration Statement are contingent upon Backstop Investor furnishing in writing to Issuer such information regarding Backstop Investor or its permitted assigns, the securities of Issuer held by Backstop Investor and the intended method of disposition of the Registrable Backstop Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Issuer to effect the registration of the Registrable Backstop Shares, and Backstop Investor shall execute such documents in connection with such registration as Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that Backstop Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Backstop Shares. For as long as the Backstop Investor holds Backstop Shares, Issuer will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Backstop Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Backstop Investor). Any failure by Issuer to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 7.

(b)           At its expense Issuer shall:

(i)            except for such times as Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Issuer determines to obtain, continuously effective with respect to Backstop Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Backstop Investor ceases to hold any Registrable Backstop Shares, (B) the date all Registrable Backstop Shares held by Backstop Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) two (2) years from the date of effectiveness of the Registration Statement;

(ii)           advise Backstop Investor, as expeditiously as possible:

(1)          when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)          after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)          of the receipt by Issuer of any notification with respect to the suspension of the qualification of the Registrable Backstop Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)          subject to the provisions in this Backstop Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Issuer shall not, when so advising Backstop Investor of such events, provide Backstop Investor with any material, nonpublic information regarding Issuer other than to the extent that providing notice to Backstop Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding Issuer;

(iii)         use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)         upon the occurrence of any event contemplated in Section 7(b)(ii)(4) above, except for such times as Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Backstop Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           use its commercially reasonable efforts to cause all Registrable Backstop Shares to be listed on each securities exchange or market, if any, on which the shares of common stock issued by Issuer have been listed;

(vi)          use its commercially reasonable efforts to allow the Backstop Investor to review disclosure regarding the Backstop Investor in the Registration Statement; and

(vii)        otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Backstop Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Backstop Shares.

(c)           Notwithstanding anything to the contrary in this Backstop Subscription Agreement, Issuer shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Issuer’s board of directors reasonably believes would require additional disclosure by Issuer in the Registration Statement of material information that Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Issuer’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of Issuer’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to Issuer and the majority of Issuer’s board or directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Backstop Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Backstop Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Backstop Investor receives copies of a supplemental or amended prospectus (which Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Issuer unless otherwise required by law or subpoena. If so directed by Issuer, Backstop Investor will deliver to Issuer or, in Backstop Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Backstop Shares in Backstop Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Backstop Shares shall not apply (A) to the extent Backstop Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)           Indemnification.

(i)            Issuer agrees to indemnify and hold harmless, to the extent permitted by law, Backstop Investor (to the extent a seller under the Registration Statement), its directors and officers and each person who controls Backstop Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Issuer by or on behalf of such Backstop Investor expressly for use therein.

(ii)           In connection with any Registration Statement in which a Backstop Investor is participating, such Backstop Investor shall furnish (or cause to be furnished) to Issuer in writing such information and affidavits as Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Issuer, its directors and officers and each person or entity who controls Issuer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Backstop Investor expressly for use therein; provided, however, that the liability of such Backstop Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by such Backstop Investor from the sale of Registrable Backstop Shares giving rise to such indemnification obligation.

(iii)          Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)          The indemnification provided for under this Backstop Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)           If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Backstop Investor shall be limited to the net proceeds received by such Backstop Investor from the sale of Registrable Backstop Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

8.            Termination. This Backstop Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Backstop Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Backstop Subscription Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Backstop Subscription Agreement will not be or are not consummated at the Closing and (iv) July 15, 2021; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Issuer shall notify the Backstop Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Backstop Subscription Agreement in accordance with this Section 8, any monies paid by the Backstop Investor to Issuer in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Backstop Investor.

9.            Backstop Investor Covenant. Backstop Investor hereby agrees that, from the date of this Backstop Subscription Agreement, none of Backstop Investor, its controlled affiliates, or any person or entity acting on behalf of Backstop Investor or any of its controlled affiliates or pursuant to any understanding with Backstop Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of Issuer prior to the Closing Date. For purposes of this Section 9, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Backstop Investor that have no knowledge of this Backstop Subscription Agreement or of Backstop Investor’s participation in the Transaction (including Backstop Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Backstop Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Backstop Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Backstop Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Backstop Shares covered by this Backstop Subscription Agreement.

10.           Trust Account Waiver. The Backstop Investor acknowledges that Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Issuer and one or more businesses or assets. The Backstop Investor further acknowledges that, as described in Issuer’s prospectus relating to its initial public offering dated July 27, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Issuer’s assets consist of the cash proceeds of Issuer’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Issuer, its public shareholders and the underwriter of Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Issuer entering into this Backstop Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Backstop Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and irrevocably agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Backstop Subscription Agreement. Backstop Investor agrees and acknowledges that such irrevocable waiver is material to this Backstop Subscription Agreement and specifically relied upon by Issuer and its affiliates to induce Issuer to enter in this Backstop Subscription Agreement, and each such party further intends and understands such waiver to be valid, binding and enforceable against the Backstop Investor and its affiliates under applicable law. To the extent Backstop Investor commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Issuer or its affiliates, which proceeding seeks, in whole or in part, monetary relief against Issuer or its affiliates, the Backstop Investor hereby acknowledges and agrees that the Backstop Investor’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Backstop Investor (or any person claiming on any of their behalves or in lieu of any of the Backstop Investor) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein and in the event of any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Issuer or its affiliates, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) in violation of this Backstop Subscription Agreement, Issuer shall be entitled to recover from the Backstop Investor and its affiliates, the associated legal fees and costs in connection with any such action, in the event Issuer or its affiliates, as applicable, prevails in such action or proceeding. Notwithstanding any else in this Section 10, nothing herein shall be deemed to limit the Backstop Investor’s right, title, interest or claim to the Trust Account by virtue of the Backstop Investor’s record or beneficial ownership of any equity interests in Issuer acquired by any means other than pursuant to this Backstop Subscription Agreement.

11.           Miscellaneous.

(a)           Neither this Backstop Subscription Agreement nor any rights that may accrue to the Backstop Investor hereunder (other than the Backstop Shares acquired hereunder, if any) may be transferred or assigned; provided that the Backstop Investor may assign its rights and obligations under this Backstop Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Backstop Investor or an affiliate thereof); provided further that no such assignment shall relieve the Backstop Investor of its obligations hereunder.

(b)           Issuer may request from the Backstop Investor such additional information as Issuer may deem necessary to evaluate the eligibility of the Backstop Investor to acquire the Backstop Shares and in connection with the inclusion of the Backstop Shares in the Registration Statement, and the Backstop Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures. The Backstop Investor acknowledges that Issuer may file a copy of this Backstop Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Issuer.

(c)           The Backstop Investor acknowledges that Issuer and the Placement Agents (as third party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 10, and Section 11 hereof on their own behalf and not, for the avoidance of doubt, on behalf of Issuer) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Backstop Investor contained in this Backstop Subscription Agreement. Prior to the Closing, the Backstop Investor agrees to promptly notify Issuer and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Backstop Investor set forth herein are no longer accurate. The Backstop Investor acknowledges and agrees that each purchase by the Backstop Investor of Backstop Shares from Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by the Backstop Investor as of the time of such purchase.

(d)            Issuer, the Placement Agents and the Backstop Investor are each irrevocably authorized to produce this Backstop Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)           All of the representations and warranties contained in this Backstop Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Backstop Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f)            This Backstop Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)           This Backstop Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 11(c) with respect to the persons referenced therein, this Backstop Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)           Except as otherwise provided herein, this Backstop Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)            If any provision of this Backstop Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Backstop Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)            This Backstop Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)           The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Backstop Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Backstop Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Backstop Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Backstop Investor’s obligations to fund the Backstop Subscription Amount and the provisions of the Backstop Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(l)           If any change in the number, type or classes of authorized shares of Issuer (including the Backstop Shares), other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Backstop Shares issued to the Backstop Investor shall be appropriately adjusted to reflect such change.

(m)          THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS BACKSTOP SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS BACKSTOP SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS BACKSTOP SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(m) OF THIS BACKSTOP SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS BACKSTOP SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(n)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS BACKSTOP SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS BACKSTOP SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS BACKSTOP SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS BACKSTOP SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

12.          Non-Reliance and Exculpation. The Backstop Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Issuer expressly contained in Section 5 of this Backstop Subscription Agreement, in making its investment or decision to invest in Issuer. The Backstop Investor acknowledges and agrees that none of (i) any other investor pursuant to this Backstop Subscription Agreement or any other subscription agreement related to the private placement of the Backstop Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of Issuer or the Company shall be liable to the Backstop Investor, or to any other investor, pursuant to this Backstop Subscription Agreement or any other subscription agreement related to the private placement of the Backstop Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Backstop Shares.

13.           Disclosure; Press Releases. Issuer shall, by 9:00 a.m. New York City time, on the first business day immediately following the date of this Backstop Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and this Backstop Subscription Agreements, all material terms of the Transaction and any other material, nonpublic information that Issuer has provided to the Backstop Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of Issuer, the Backstop Investor shall not be in possession of any material, nonpublic information received from Issuer or any of its officers, directors or employees, and the Backstop Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Issuer, the Placement Agents or any of their respective affiliates, relating to the transactions contemplated by this Backstop Subscription Agreement. All press releases or other public communications relating to the transactions contemplated hereby between Issuer and the Backstop Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (i) Issuer, and (ii) to the extent such press release or public communication references the Backstop Investor or its affiliates or investment advisers by name, the Backstop Investor; provided that neither Issuer nor the Backstop Investor shall be required to obtain consent pursuant to this Section 13 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided further that, in the case of disclosures by the Issuer, the Issuer shall provide to the Backstop Investor a copy of any proposed disclosure under this Section 13 relating to the Backstop Investor in advance of any publication thereof and shall include such revisions to such proposed disclosure as the Backstop Investor shall reasonably request.

14.         Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Backstop Investor, to the address provided on the Backstop Investor’s signature page hereto.

If to Issuer, to:

ACE Convergence Acquisition Corp.
1013 Centre Road, Suite 403S

Wilmington, DE 19805

Attention:          Behrooz Abdi
Email:                behrooz@acev.io

with copies to (which shall not constitute notice), to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, California 94301
Attention:          Michael Mies
Email:                michael.mies@skadden.com

and

Achronix Semiconductor Corporation

Great America Place

2903 Bunker Hill Lane

Santa Clara, California 95054

Attention:          Robert Blake

Email:                robert.blake@achronix.com

and

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

Attention:          Matthew Hemington

John McKenna

Email:	hemingtonmb@cooley.com

jmckenna@cooley.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Backstop Investor has executed or caused this Backstop Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Backstop Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Backstop Shares are to be registered (if different):	Date: ________, 2021

Backstop Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Issuer in the Closing Notice.

[Signature Page to Backstop Subscription Agreement]

IN WITNESS WHEREOF, Issuer has accepted this Backstop Subscription Agreement as of the date set forth below.

ACE CONVERGENCE ACQUISITION CORP.

By:
	Name:	Behrooz Abdi
	Title:	Chief Executive Officer

Date: January 7, 2021

[Signature Page to Backstop Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE BACKSTOP INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Backstop Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Backstop Investor and under which the Backstop Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Backstop Investor
and constitutes a part of this Backstop Subscription Agreement.

[Schedule A to Backstop Subscription Agreement]